EXHIBIT 4.2
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                 CONSULTANT AGREEMENT
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CONSULTANT AGREEMENT, dated as of May 28, 2000, between Unico, Inc., a Delaware corporation (the "Company") and
Benny Blom Nateko, (the "Consultant").    The parties hereto
agree as follows:
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1.  Consulting.
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     (a) Agreement to Consult.  Upon the terms and
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subject to the conditions of this Agreement, the Company shall hereby hire the Consultant and the Consultant hereby agrees to be hired by the Company.
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     (b) Term of Consulting.  The Company shall hire the
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Consultant to begin non-exclusive Consulting with the Company pursuant to the terms hereof for the period commencing May 28, 2000 (the "Start date"), which shall be the earliest date reasonably possible for Consultant,
and ending when the consultant work is finished and
approved by the Company.
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2.  Consulting work.
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     During the Consulting Period, the Consultant shall amend and produce Web sites for the Company as further specified in a separate document. The Consultant shall have the duties, responsibilities and obligations customarily assigned to individuals serving in the position or positions in which the Consultant serves hereunder. The Consultant shall report to the CEO of the Company. Rights to all tangible, intangible and intellectual property including, but not limited to Copyrights, Patents and Trade Marks that the Consultant produces during the Consultant period belongs and will after any termination of the Consulting period belong to
the Company, and the Consultant and the Company hereby
agree to draft a detailed agreement at a later stage in regard to that matter. The Consultant shall not devote his full time to the services required of him hereunder, except for vacation time and reasonable periods of absence due to sickness, personal injury or other disability, and shall use her best efforts, judgment, skill and energy to perform such services in a manner consonant with the duties of his position and to improve and advance the business and interests of the Company.
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3.  Compensation Fee.
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The Company shall pay the Consultant a fee of 510,000
shares of Free trading shares (S-8 Registration
Statement) of the Company (OTC BB:UICO).
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4. Non-competition and Confidentiality.
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     (a) Non-competition.  If the Consultant's Consulting
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with the Company terminates during the Consulting Period
for any reason the Consultant shall not become associated with any entity, whether as a principal, partner, employee, consultant or shareholder (other than as a
holder of not in excess of 1% of the outstanding voting shares of any publicly traded company), that is actively engaged in the any business that directly competes with any business, that at the time of termination, The
Company was actively engaged in during a period of three years (Restriction Period).
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     (b) Confidentiality.  Without the prior written
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consent of the Company, except for disclosures of Confidential Information (as defined below) in the ordinary course of business that, individually and in the aggregate, are not materially injurious to the Company or any of its subsidiaries, and except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, the Consultant shall not disclose any trade secrets, customer lists, computer programs, drawings, designs, marketing or sales plans, management organization information (including data and other information relating to members of the Board or management), operating policies or manuals, business
plans, financial records or other financial, commercial, business or technical information relating to the Company or any of its subsidiaries or information designated as confidential or proprietary that the Company or any of its subsidiaries may receive belonging to suppliers, customers or others who do business with the Company or any of its subsidiaries (collectively, "Confidential Information") to any third person unless such
Confidential Information has been previously disclosed to the public by the Company or is in the public domain
(other than by reason of the Consultant's breach of this
Section 4(b)). If the Consultant receives an order of a court or a subpoena requiring the Consultant to disclose any Confidential Information, as described above, the Consultant shall promptly deliver a copy of such order or subpoena to the Company and the Company shall use its best efforts to assist the Consultant in responding
thereto.
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     (c) Company Property.  Promptly following the
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Consultant's termination of Consulting, the Consultant
shall return to the Company all property of the Company,
and all copies thereof in the Consultant's possession or under his control, including, without limitation, all Confidential Information, in whatever media.
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     (d) Non-solicitation of Employees.  During the
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Consulting Period and the Restriction Period, the
Consultant shall not directly or indirectly induce any employee of the Company or any of its subsidiaries to terminate Consulting with such entity, and will not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer Consulting to any person who is or was hired by the
Company or a subsidiary thereof unless such person shall have ceased to be hired by such entity for a period of at least six months.
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     (e) Injunctive Relief with Respect to Covenants. The
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Consultant acknowledges and agrees that the covenants and obligations of the Consultant with respect to non-competition, non-solicitation, confidentiality and
Company property relate to special, unique and
extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company and its subsidiaries irreparable injury for which adequate remedies are not available at law. Therefore, the Consultant agrees that the Company and its
subsidiaries shall be entitled to an injunction,
restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the Consultant from committing any violation of
the covenants and obligations contained in this Section
4. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company or its subsidiaries may have at law or in equity.
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5. Miscellaneous.
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     (a) Binding Effect.  This Agreement shall be binding
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on the Company and any person or entity which succeeds to the interest of the Company (regardless of whether such succession occurs by operation of law, by reason of the sale of all or a portion of the Company's stock or assets
or a merger, consolidation or reorganization involving
the Company).
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     (b) Assignment.  Except as provided under Section 5
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(a) above, neither this Agreement nor any of the rights
or obligations hereunder shall be assigned or delegated
by either party hereto without the prior written consent
of the other party.
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     (c) Entire Agreement.  This Agreement supersedes any
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and all prior agreements between the parties hereto, and constitutes the entire agreement between the parties hereto with respect to the matters referred to herein,
and no other agreement, oral or otherwise, shall be
binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. The Consultant acknowledges that he is entering into this Agreement of his own free
will and accord, and with no duress, that he has read
this Agreement and that he understands it and its legal consequences. No parole or other evidence may be admitted to alter, modify or construe this Agreement,
which may be changed only by a writing signed by the
parties hereto.
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     (d) Severability; Reformation.  In the event that
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one or more of the provisions of this Agreement shall
become invalid, illegal or unenforceable in any respect,
the validity, legality and enforceability of the
remaining provisions contained herein shall not be
affected thereby. In the event any provision or Section
of this agreement is not enforceable in accordance with
its terms, the Consultant and the Company agree that such Section, or such portion of such Section, shall be reformed to make it enforceable in a manner which
provides the Company the maximum rights permitted under
applicable law.
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     (e) Waiver.  Waiver by either party hereto of any
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breach or default by the other party of any of the terms
of this Agreement shall not operate as a waiver of any
other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert their rights hereunder on any occasion or series of occasions.
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     (f) Notices.  Any notice required or desired to be
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delivered under this Agreement shall be in writing and
shall be delivered personally, by courier service, by registered mail, return receipt requested, or by telecopy and shall be effective upon dispatch to the party to whom such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with
the terms hereof):
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If to the Company:
                      Unico, Inc.
                      Harbor Park
                      333 Ludlow Street
                      Stamford, CT 06902
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     (g) Amendments.  This Agreement may not be altered,
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modified or amended except by a written instrument signed
by each of the parties hereto.
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     (h) Headings.  Headings to sections in this
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Agreement are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.
     (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which together shall constitute one and the
same instrument.
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     (j) Withholding.  Any payments provided for herein
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shall be reduced by any amounts required to be withheld
by the Company from time to time under applicable
Federal, state or local income or Consulting tax laws or similar statutes or other provisions of law then in effect.
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     (k) Governing Law.  This Agreement shall be governed
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by the laws of the State of Connecticut, without
reference to principles of conflicts or choice of law
under which the law of any other jurisdiction would
apply.
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6.  Termination.  The Company retains the option of
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terminating this Agreement at any time for whatever
reason.  Upon such termination, any undelivered portion
of the shares pursuant to Clause 3. of this Agreement
will, without further claim or recourse from the
Consultant, not be delivered.
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IN WITNESS WHEREOF, the Company has caused this Agreement
to be executed by its duly authorized officer and the Consultant has hereunto set her hand as of the day and year first above written.
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Unico, Inc.
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By: /s/ Jay R. Weppler
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        Jay R. Weppler
        Chairman, President and CEO
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The Consultant:
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/s/ Benny Blom
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    Benny Blom
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